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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
iParty Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

On April 23, 2004, iParty Corp. filed its Notice of Annual Meeting and Proxy Statement with the Securities and Exchange Commission via Edgar in connection with its annual meeting of stockholders scheduled for June 10, 2004. That filing inadvertently included an incomplete proxy card. Filed herewith is the complete and corrected proxy card that iParty Corp. is mailing to its stockholders in connection with its annual meeting.

iParty Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF iPARTY CORP. FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2004.

        The undersigned, as a holder of shares of common stock, par value $.001 per share, and/or shares of Series B Convertible Preferred Stock, par value $.001 per share, and/or shares of Series C Convertible Preferred Stock, par value $.001 per share, and/or shares of Series D Convertible Preferred Stock, par value $.001 per share, and/or shares of Series E Convertible Preferred Stock, par value $.001 per share, and/or shares of Series F Convertible Preferred Stock, par value $.001 per share (collectively, "Shares"), of iParty Corp., a Delaware corporation (the "Company"), hereby appoints Mr. Sal Perisano and Mr. Patrick Farrell, and each of them individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the offices of Posternak Blankstein & Lund LLP located at Prudential Tower, 800 Boylston St., 33rd Floor, Boston, MA 02199, on Thursday, June 10, 2004 at 11:00 a.m., local time, and any adjournments or postponements thereof (the "Annual Meeting"), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting with respect to Proposals 1 and 2 set forth below and to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

        You may revoke this proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting.

        The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director in Proposal 1 and "for" Proposal 2 and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. Please mark your choice like this: ☒

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

(Continued and to be signed on reverse side)

(Continued from other side)

Proposal 1—

☐	For each of the following nominees for director: Sal Perisano, Lorenzo Roccia, Daniel De Wolf, Frank Haydu, Eric Schindler, Joseph Vassalluzzo and Christina Weaver-Vest* and as more fully described in the accompanying Proxy Statement.
☐	Withhold authority as to all listed nominees.
☐	For all nominees except the following: _________________________________________

* To be elected only by a vote of the holders of the Series D Convertible Preferred Stock.

Proposal 2—

        Ratification of the selection of Ernst & Young LLP as the independent public auditors for the fiscal year ending December 25, 2004, as more fully described in the accompanying Proxy Statement.

(check one box)                ☐ For         ☐ Against         ☐ Abstain

☐ CHECK HERE ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

Date: _______________________________________________, 2004
Signature (title, if any)
Signature, if held jointly
Title or Authority

Print and sign your name exactly as it appears on the records of the Company and date this card. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title, as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by an authorized person.

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iParty Corp.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF iPARTY CORP. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2004.